Exhibit 10.14

CINGULAR WIRELESS LLC

EQUIPMENT AND PREPAID PURCHASE AGREEMENT

THIS AGREEMENT IS ENTERED INTO BY the purchaser executing this Agreement below ("PURCHASER"), and CINGULAR WIRELESS LLC ("CINGULAR").

WHEREAS, PURCHASER contemplates repetitive purchases of equipment, accessories, and prepaid service, personal identification numbers ("PINS"), or cards ("Cards") (collectively, "Equipment") from CINGULAR; and

WHEREAS, PURCHASER and CINGULAR agree that the terms and conditions controlling such repetitive purchases shall be consistent, uniform, and agreed to by both parties;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and conditions herein contained, PURCHASER and CINGULAR agree as follows:

1. Term and Termination. This Agreement shall be effective as of the date executed by CINGULAR, and shall continue until terminated by either party as follows. This Agreement may be terminated by either PURCHASER or CINGULAR, at any time, upon thirty (30) days advance written notice to the other party. Termination of the Agreement shall not affect the obligations or rights of either party regarding orders outstanding on the date of termination. Upon termination, PURCHASER shall return all INFORMATION under Paragraph 9 hereof and cease all use of CINGULAR trademarks or service marks.

2. Orders. PURCHASER agrees to order Equipment as needed from CINGULAR in such amounts that PURCHASER can adequately fill requests from its customers. Orders shall be sent to the ordering address set forth below. Orders placed by PURCHASER may be canceled only at the discretion of CINGULAR, unless such cancellation occurs prior to shipment of the order by CINGULAR. Title to material purchased by PURCHASER hereunder shall vest in PURCHASER and risk of loss pass to PURCHASER when the material has been shipped at the dock of CINGULAR.

3. Invoicing and Payment. CINGULAR shall render an invoice and submit the same to PURCHASER at its billing address set forth below. Due dates for the payment of the invoice shall be computed from the date of the invoice.
Terms of payment shall be net thirty (30) days from the date of the invoice for Cards and PINS, and net sixty (60) days from the date of the invoice for all other Equipment (or such other period as is established from time to time) if a line of credit has been established by CINGULAR for PURCHASER. If no such line of credit has been established, payment must be C.O.D. in the form of a credit card, cash, or check. Net overdue amounts shall be subject to a late payment charge of up to 1.5% per month, provided that such charge shall not exceed the maximum amount permitted by law.

If invoices are not timely paid and PURCHASER owes CINGULAR monies for any other reason, CINGULAR reserves the right to deduct the past due sums owed hereunder from such monies.

PURCHASER may not offset credits due for returns or defective Equipment, or otherwise from invoice payments to CINGULAR. CINGULAR shall apply appropriate credits for properly returned Equipment to invoices for subsequent Equipment purchases made by PURCHASER. To receive credit for defective Equipment and other returns, PURCHASER must follow CINGULAR's procedures and guidelines for returns the current version of which is attached hereto as Exhibit B.

4. Warranty. CINGULAR shall pass through to PURCHASER such warranties as are provided to CINGULAR by the manufacturer of the Equipment purchased by PURCHASER hereunder. THE MANUFACTURERS' WARRANTIES PASSED ON TO PURCHASER HEREUNDER SHALL BE THE EXCLUSIVE WARRANTIES PROVIDED TO PURCHASER HEREUNDER. NO OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE IS MADE.

5. Limitation of Liability. PURCHASER'S SOLE AND EXCLUSIVE REMEDY RELATING TO PURCHASES UNDER THIS AGREEMENT SHALL BE THE REMEDY AFFORDED BY THE MANUFACTURER OF THE EQUIPMENT TO PURCHASER AND/OR PURCHASER'S CUSTOMERS. IN NO EVENT SHALL CINGULAR BE LIABLE UNDER THIS AGREEMENT, INCLUDING THE RETAILER PROGRAM, FOR LOST PROFITS OR REVENUES, OR OTHER INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES.

6. Service Terms. Terms of wireless radio service are as set forth on customer service agreement included with prepaid cards.

7. Force Majeure. CINGULAR shall not be responsible for failure to provide Equipment due to causes beyond its control, including, but not limited to, work stoppages, manufacturer shortages, fires, civil disobedience, riots, rebellions, acts of God and similar occurrences. Equipment shall be provided as soon as possible after the cessation of such causes.

8. Notice. Notice or other advice required to be given hereunder shall be deemed given when deposited, postage prepaid, in the United States Mail, or sent via a nationally recognized overnight courier (such as Fed Ex) to the parties' respective notice addresses set forth below. If either party changes its address during the term hereof, it shall so advise the other party in writing and all notices and advice thereafter required to be given shall be sent to such new address.

9. Use of Information. Any information, including but not limited to data, business information, technical information, computer programs and documentation, programs, files, specifications, drawings, sketches, models, samples, tools or other data, oral, written or otherwise, (hereinafter called "INFORMATION"), furnished or disclosed to PURCHASER hereunder or in contemplation hereof (including any relating to the Retailer Program), shall remain CINGULAR's property. All copies of such INFORMATION in written, graphic or other tangible form shall be returned to CINGULAR immediately upon CINGULAR's request. Unless such INFORMATION was previously known to PURCHASER free of any obligation to keep it confidential, or has been or is subsequently made public by CINGULAR or a third party, it shall be kept confidential by PURCHASER, shall be used only in performing under this Agreement and may not be used for other purposes except upon such terms as may be agreed upon between PURCHASER and CINGULAR in writing.

10. Assignment. Any assignment by PURCHASER of any interest hereunder without CINGULAR's prior written consent, except an assignment solely of monies due or to become due shall be void. It is agreed that CINGULAR, upon five (5) days prior written notice to PURCHASER, may assign all its rights, duties and obligations under this Agreement to an affiliate or affiliates of CINGULAR, or to a partnership or partnerships to which CINGULAR or its affiliate has an interest, or to any entity into which CINGULAR may be merged or consolidated.

11. No Tortious Interference with Business or Contractual Relationship. Should PURCHASER resell equipment to third parties for further resale to end users, PURCHASER shall accrue no rights under this agreement to continue making sales to such third parties. CINGULAR may at anytime sell Equipment directly to such third parties, and may begin to sell such Equipment in quantities substantially smaller than sold to PURCHASER. PURCHASER agrees that any such sale or sales shall not constitute a tortious interference with any business or contractual relationship that may exist between PURCHASER and such third party even if PURCHASER has advised CINGULAR of such relationship.

12. No Resale for Post Paid Activation. PURCHASER acknowledges and agrees that CINGULAR may sell Equipment to PURCHASER at less than the cost of such equipment. PURCHASER acknowledges and agrees that such Equipment is sold to PURCHASER solely for activation on CINGULAR prepaid wireless service plans. PURCHASER agrees that PURCHASER shall not resell any Equipment without the reasonable expectation that such Equipment shall be activated on CINGULAR prepaid service. Similarly, PURCHASER agrees that it shall not resell any Equipment that it knows, or with reasonable diligence should know, will be activated on CINGULAR's post paid service plans. In the event that PURCHASER (1) resells Equipment without a reasonable expectation that it will be activated on CINGULAR's prepaid cellular service, or which it knows, or with reasonable diligence should know, will be activated on CINGULAR's post paid service or (2) fails to activate Equipment on CINGULAR's prepaid cellular service within 90 days of purchase, PURCHASER agrees to pay to CINGULAR the difference between the price charged by CINGULAR for such Equipment and the price CINGULAR's would have charged for such equipment had it been purchased for post paid service, including the costs of handling and shipping such Equipment, and the full face value of any cards bundled with the Equipment.

13. Entire Agreement. This Agreement constitutes the entire Agreement between PURCHASER and CINGULAR with respect to the subject matter hereof and, except as set forth in Paragraph 1 above, shall not be amended or modified without specific written provision to that effect, signed by both parties. No oral statement of any person shall, in any manner modify or otherwise affect the terms and provisions of this Agreement. In the event of any conflict between the terms in the body of this Agreement and those in Schedule A hereto (as the same may be amended from time to time), the terms of Schedule A shall control and prevail. In the event of any conflict between the terms of this Agreement and those of any purchase order of PURCHASER, the terms of this Agreement shall control and prevail.
CINGULAR gives notice of its objection to any additional or different conditions in PURCHASER's purchase orders.

14. Miscellaneous. The construction, interpretation, and performance of this Agreement shall be governed by the laws of the State of Georgia. In the event that anyone or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under the laws of the jurisdiction governing the entire Agreement, such unenforceability shall then be construed as if such unenforceable provision or provisions had never been contained herein. The headings in this Agreement are for convenience only and shall not be construed to define or limit any of the terms herein.

15. Commission for New Subscribers. CINGULAR shall from time to time advise PURCHASER of the commission then being paid for new prepaid SUBSCRIBER Activations initiated by PURCHASER (the "Commission"). The Commission, if any will be paid within thirty (30) days of the end of the calendar month in which the Activation occurs.
The current amount of the Commission is set forth on Exhibit A, which Exhibit may be amended at any time and from time to time by CINGULAR upon thirty (30) days prior written notice.

IN WITNESS WHEREOF, PURCHASER and CINGULAR have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the day and year first stated above.

PURCHASER:

BBI Ent. Dba Cyber Cynergy

(NAME OF COMPANY)

By: /s/ Brian D. Riley

Name: Brian D. Riley

Title: COO

Date: 7-25-03

Notice and billing address:

BBI Ent. Dba Cyber Cynergy
140J Airport Road
Arden, NC 28704

CINGULAR:

CINGULAR WIRELESS LLC

By: /s/ Mark Kupa

Name: Mark Kupa

Title: Director of Finance

Date: 7-3-03

Notice address:

CINGULAR WIRELESS LLC
5565 Glenridge Connector
Atlanta, GA 30342
Attention: Legal Department

Ordering address:                                                     Ship-to address:
                                                                                     140J Airport Road
                                                                                     Arden, NC 28704

EXHIBIT A

PREPAY COMMISSION

    The current Commission is $35.00 per new prepaid Subscriber activation initiated by PURCHASER. The Commission shall not be earned until the Subscriber has added prepaid dollars to his account. If notwithstanding the foregoing, CARRIER pays PURCHASER a Commission before a Subscriber has added prepaid dollars to his account, and the PURCHASER fails to add prepaid dollars to his account within ninety (90) days of the initial activation, CARRIER agrees to repay such commission to CARRIER. CARRIER may deduct such amount from any other amount due from CARRIER to PURCHASER.

EXHIBIT B

CINGULAR WIRELESS LLC RETURN POLICY

Handset Returns will be categorized as follows:

Buyer's Remorse:
▪
CINGULAR will allow the Retailer to return Equipment to CINGULAR that was originally sold to retailer by CINGULAR within 60 Days of shipment to the Retailer from CINGULAR. A 5% restocking fee will apply on these returns, except that the restocking fee will be waived for each handset that was deactivated within 15 day s of its activation date.

▪
CINGULAR will not accept the return of SIM cards that have been activated. Non-activated SIM cards may be returned for credit within 60 days of purchase from CINGULAR. A 5% restocking fee will apply on these returns.

▪	CINGULAR will not credit the Retailer for Equipment returned as Buyers Remorse if the Equipment is identified by CINGULAR as abused (water damage, excessive wear & tear, etc.,).

Defective on Arrival:
▪
CINGULAR will allow the Retailer to return Defective on Arrival Equipment that was originally sold by CINGULAR to the retailer with no restocking fee, provided it is returned to CINGULAR within 30 days after shipment to the Retailer. Defective on Arrival is defined as a non-functioning handset/81M Card out of the box.

▪
Equipment returned as Defective on Arrival is subject to inspection and diagnostic testing by CINGULAR as a condition to refund and waiver of restocking fee. If the Equipment is determined not to be Defective on Arrival, the Retailer will be charged a 5% restocking fee, and if the Equipment is identified by CINGULAR as abused (water damage, excessive wear & tear, etc.), no refund will be given.

Repairs:
▪
Customers in need of handset repair on handsets originally sold to retailer by CINGULAR should be referred by the Retailer to a CINGULAR store. The CINGULAR store will provide an exchange handset or make other appropriate accommodations if the original handset is under warranty. Handsets not under warranty will be sent out for repair and the customer notified when the handset is returned.

▪	Handset repair for handsets purchased from sources outside of CINGULAR are the responsibility of the retailer.

Upgrades:
▪	Customers requesting to upgrade their handset should be referred by the Retailer to a CINGULAR store.

Costs and credits associated with returns are based on the following guidelines:

1.	The Retailer is responsible for all shipping charges associated with all returns.
2.
Returned kits must be complete (including all items as purchased from CINGULAR) in order to qualify for maximum credit. If returned complete, the credit amount will be equal to the current PDC cost of that kit SKU less any applicable restocking charges. If the returned kit is no longer stocked, the most recent cost associated with that kit SKU will apply .

3.	Incomplete handset kits (including the handset but missing any other Equipment) will be credited at 20% of the current cost of the complete kit.

Return Authorization Procedure:Retailers with a line of credit must complete CINGULAR's Return Authorization form and fax it to the ISG in Charlotte, N.C.
•	Retailer must provide CINGULAR with all serial numbers for the IMEI/ SIM Card(s) being returned.
•
CINGULAR will verify that the handset / SIM Card was shipped to the retailer within the past 90 days and establish a projected credit total for the return, subject to adjustment following the diagnostic testing of the Equipment described above.

•	CINGULAR will provide Retailer with a RA# and fax to the Retailer for shipment.
•	Retailer must enclose a copy of the RA form and print the RA# on the outside of the package.
•
Packages received without a copy of the RA form and the RA# on the outside of the package, or received more than four weeks after the issuance of the RA# will be returned to Retailer at Retailer's expense.

•	The final approved credit total will be issued to Retailer' s CINGULAR account.

VOLUME INCENTIVE BONUS
ADDENDUM TO
AUTHORIZED AGENCY AGREEMENT
BETWEEN
Cingular Wireless
d/b/a CINGULAR WIRELESS ("CINGULAR")
AND
BBI Ent. Dba Cyber Cynergy ("AGENT")

WHEREAS, the parties entered into an Agreement effective ___9-1_____,_03__ ("Agreement ");

WHEREAS, the parties wish to revise the compensation to provide for a volume incentive;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

1. In addition to all other compensation payable under the Agreement, for the term of this Addendum, CINGULAR shall pay AGENT a Volume Incentive Bonus ("VIB") as follows:

The VIB shall be as specified below for each Gross Subscriber who is Activated by AGENT and continuously subscribes to CINGULAR's WCS in the Area during a 150 consecutive day period (the Vesting Period"). CINGULAR will pay AGENT the VIB owing AGENT within 30 working days from the end of the commission cycle in which the Gross Subscriber Activations occur. CINGULAR will not pay AGENT any VIB for Gross Subscribers Activated under no-commitment post-paid rate plans (also known as "month-to-month plans"), or revised, or special plans introduced from time to time which pay different compensation, unless otherwise explicitly agreed in writing by the parties;
Gross Subscribers activated under such plans shall not count toward meeting the Monthly Volume Quota. The VIB shall be the VIB per Gross Subscriber corresponding, in the Monthly Volume Bonus Table, to the Tier Level achieved by AGENT for such month.
The Monthly Volume Quota for commission cycles not corresponding to calendar months shall be the Monthly Volume Quota for the month in which the commission cycle ends. In the event a Subscriber fails to satisfy the Vesting Period, the VIB shall be charged-back in the same fashion as the Activation Commission.

Monthly          Tier One              Tier Two              Tier Three            Tier Four              Tier Five

Jan - Dec            0-9                   10-19                      20-29                   30-49                  50-100

Monthly Volume Bonus Table

Tier Level       Volume Bonus Per Post Paid Gross Subscriber

Tier One  $0.00

Tier Two  $30.00

Tier Three  $45.00

Tier Four   $60.00

Tier Five  $75.00

2. AGENT will be paid, retroactively to the first gross activation for the month, one bonus for each gross activation at the highest tier level earned by AGENT.

3. CINGULAR may terminate this addendum at any time upon thirty (30) days prior written notice.

4. Except as modified herein, all terms and conditions of the Agreement and all Exhibits and Addenda thereto shall remain the same and in full fore e and effect.

IN WITNESS WHEREOF, the parties hereto have executed, sealed and delivered this Addendum in two counterparts.

BBI Ent. Dba Cyber Cynergy
AGENT

By: /s/ Brian D. Riley

Title: COO

Date: 7-25-03

Cingular Wireless
d/b/a Cingular Wireless LLC

By: /s/ Mark Kupa

Title: Director of Finance

Date: 7-31-03

March 2003

TELEMARKETING ADDENDUM TO
EXCLUSIVE AUTHORIZ ED AGENCY AGREEMENT
BETWEEN

CINGULAR WIRELESS,
d/b/a CINGULAR WIRELESS
AND

BBI Ent. Dba Cyber Cynergy

WHEREAS, the parties entered into an Exclusive Authorized Agency Agreement effective September 1, 2003 for the SC,NC Area (the "Agreement"); and

WHEREAS, the Agreement prohibits AGENT from making sales via Telemarketing; and

WHEREAS, CINGULAR wishes to authorize AGENT to engage in Telemarketing under certain circumstances:

1. CINGULAR hereby grants AGENT limited authority to conduct outbound telemarketing activities subject to the conditions below:

A. Internal Do Not Call Request Process

a)	AGENT shall record all requests not to be called made by prospects contacted by AGENT ("Internal Do Not Call Requests”).
b)	AGENT shall record Internal Do Not Call Requests in a format as prescribed by CINGULAR from time to time (the" Internal Do Not Call Request File").
c)
AGENT shall transmit the Internal Do Not Call Request File to CINGULAR in accordance with Exhibit A attached hereto which may be amended by CINGULAR from time to time in its sole discretion. AGENT shall only include names added to the Internal Do Not Call Request File since the last transmission.

d)
AGENT shall receive the collated Internal Do Not Call Request List from CINGULAR (the "Internal Do Not Call List") in accordance with Exhibit A, and shall combine the Internal Do Not Call List with the current Do Not Call lists obtained from the various state governments, the Federal Government and the Direct Marketing Association.

B. Compliance with Do Not Call Request Requirements

AGENT represents and warrants that it is familiar with all Federal and State laws governing telemarketing and that AGENT shall comply with all such laws and whether or not included as a part of any such law, AGENT agrees to the following:
a)	AGENT agrees that it shall not contact anyone, or any number included on any state, Federal or Direct Marketing Association Do Not Call list or on the Internal

March 2003

Do Not Call List as collated by CINGULAR.
b)
AGENT shall properly identify itself, its telemarketing representatives, and the company on whose behalf it is calling, state the purpose of the call at the outset of the call. Within 30 seconds after beginning conversation AGENT shall inquire whether the person being solicited is interested in listening to a sales presentation and immediately discontinue the solicitation if the person being solicited gives a negative response.

c)	AGENT shall not call outside the hours permitted under the various state and Federal laws for making telemarketing calls.
d)	AGENT shall not use any artificial or prerecorded voice when calling a prospective subscriber.
e)	AGENT shall not place any calls to wireless or paging telephone numbers.
f)	AGENT shall not send unsolicited faxes to any facsimile machine.
g)	AGENT shall register in all states requiring registration to which AGENT intends to place calls.
h)	AGENT shall not place calls to any guest room, or to any patient room.
i)	AGENT shall not misrepresent the price or features of CINGULAR service, or of any equipment being sold by AGENT for use with such service.
j)	AGENT must hang up when requested to do so by any prospect.
k)	If requested, or if a sale is made, AGENT shall provide the prospect with AGENT's street address.
l)	AGENT shall confirm that the called party is over the age of eighteen years.
m)	AGENT shall not make repeated calls to any prospect, or allow the prospects phone to ring more than ten times.
n)	AGENT shall not use any threatening, intimidating or abusive language.

C.	AGENT shall only contact prospects [include any limitations of list providers that AGENT can use].
D.	AGENT shall be required to secure the Subscribers signature on CINGULAR's contract.
E.
AGENT shall provide facilities necessary and shall secure the consent of its telemarketing representatives and of the called party, to the extent required by law, so as to enable CINGULAR to remotely and randomly observe telemarketing calls.

F.	AGENT shall provide CINGULAR with copies of all proposed telemarketing scripts.

AGENT shall not use any telemarketing script that has not been approved in writing by CINGULAR. CINGULAR's failure to respond to a request for approval of a telemarketing script shall be deemed to be a rejection of such script.

G.
AGENT shall provide CINGULAR all outbound telephone numbers and call back numbers used in its activities. AGENT shall not employ any blocking of caller identification or of its outbound telephone number when making outbound telemarketing calls.

H.	AGENT shall properly train all of its representative to assure compliance with the law and so as to maintain the goodwill of CINGULAR.

March 2003

I.
AGENT shall provide a list of any subcontractors used by AGENT in conducting its activities hereunder. References to AGENT herein shall be deemed to include any subcontractors used by AGENT in conducting telemarketing activities.

J.	AGENT shall develop a complaint response procedure and shall document such process and shall respond to complaints within seventy -two hours.
K.
AGENT shall maintain records showing all prospects contacted by AGENT, the names, last known addresses, and telephone numbers of all telephone solicitors, copies of all scripts, outlines or presentation materials used in making telemarketing calls, and copies of all training materials utilized by AGENT in training its solicitors.

2. CINGULAR may terminate this addendum for any reason including convenience at any time upon ninety (90) days notice. In the event that CINGULAR receives an excessive number of complaints as CINGULAR may determine in its sole discretion, this Addendum may be terminate on fifteen (15) day s notice.

This Addendum is effective September 1, 2003.

Except as modified herein, all terms and conditions of the Agreement and all Exhibits and any Amendments or Addenda thereto shall remain the same and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed, sealed and delivered this First Amendment in two counterparts.

BBI Ent. Dba Cyber Cynergy
(Agent)

Sign: /s/ Brian D. Riley

By: Brian D. Riley

Title: COO

Date: 7-25-03

CINGULAR WIRELESS LLC

Sign: /s/ Mark Kupa

By: Mark Kupa

Title: Director of Finance

Date: 7-3-03

Dear Mr. Agent:

As you are aware, the purpose and intent of your contract with Cingular was for you to operate a physical location at which prospective Cingular subscribers might purchase our services. A few agents have, from time to time, made out bound calls to attract prospective subscribers.

Recently the regulations governing telemarketing have been strengthened both at the state and Federal levels. For example, Federal law prohibits using automated dialing equipment to call wireless subscribers. With the advent of local number portability it may no longer be possible to screen prospect lists for wireless telephone numbers. Accordingly, it might be possible to make a prohibited call in a seemingly innocent manner.

As another example, Federal law requires those making telemarketing calls to maintain an internal list of prospects who have requested not to receive additional calls. It would be difficult or impossible to maintain such a list if many agents were separately and without coordination calling prospects.

Penalties for violation of the telemarketing rules can be as much as $10,000 per violation.
Pursuant to our agreement, if Cingular Wireless becomes liable for your actions, you owe Cingular an obligation to indemnify it. Because telemarketing regulation has become so complex, Cingular has determined that it is not in either Cingular or its agent's interest for the agent base to make uncoordinated outbound solicitation calls.

Accordingly, it is Cingular's decision that, effective immediately, you refrain from telemarketing to prospective subscribers and focus your efforts on maximizing sales from retail traffic at your store.

We believe that it is still possible to contact our existing subscribers and those who have recently cancelled their service to be sure they are informed of promotions and new services that might be of interest. You may continue to contact existing and recently terminated subscribers activated by you on Cingular's service.

Even existing and recently terminated subscribers, though, have the right to ask Cingular and its agents not to contact them. Cingular maintains a list of its subscribers who have asked not to be contacted. If you plan to call existing and recently terminated subscribers, you must participate in the Cingular internal do not call process. As a participant, you will receive a periodic updated list of Cingular subscribers who have asked not to be called. You in turn will submit to Cingular the names of subscribers who you have contact who ask not to be called again. If you elect to participate in calling existing and recently terminated subscribers, you will need to execute a telemarketing addendum to your contract confirming your participation in the internal do not call process and your commitment to stay informed of and abide by the laws governing telemarketing.

Your cooperation in this matter is appreciated.

Very truly yours,

Cingular Wireless

CINGULAR -WIRELESS

What do you have to say?

UNDERTAKING OF CONFIDENTIALITY

The undersigned would like to discuss with Cingular Wireless the opportunity to be a distributor of Cingular Wireless products and services.
In connection with such discussions, we agree that any marketing information or materials provided to us by Cingular Wireless are and will remain the property of Cingular Wireless, will be used solely for the purpose of evaluating whether to wish to participate and distribute. We understand that Cingular Wireless consider such information and materials proprietary and confidential and would not wish to disclose them to us if we were prohibited from becoming a Cingular Wireless distributor by virtue of an existing exclusivity agreement with another service provider. Accordingly, we represent to Cingular Wireless that we are not bound by any such agreement that would prohibit us from distributing Cingular Wireless personal communications products or services.

Date: __7-25-03______________________________________________________________

Name of Company: _BBI Ent. dba Cyber Cynergy_____________________________________

By: __Brian D. Riley__________________________________________________________

Person Signing Agreement: __Brian D. Riley________________________________

Phone Number: _828-684-5238___________________ Fax: _____828-5453________________

Address: ___140 S. Airport Road_________________________________________________

City: ___Arden__________________ State: ____NC_________ Zip: ____28704____________

By: _______Caren Rothrock____________________________________________________

Cingular Wireless Representative: ____Caren Rothrock_____________________

ADDENDUM
TO
EXCLUSIVE AUTHORIZED AGENT AGREEMENT
BETWEEN
CINGULAR WIRELESS LLC ("CARRIER")
AND BBI ENT. DBA CYBER CYNERGY

    WHEREAS, the parties entered into an Exclusive Authorized Agent Agreement effective January 1, 2003 for the Area; and

    WHEREAS, the parties desire to amend certain terms of the Agreement:

    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, IT IS AGREED AS FOLLOWS:

ADDITIONS TO THE AGREEMENT

1. Post Pay Co-Op Funds

CARRIER will establish a CO-OP Budget for AGENT based on $15.00 per commissionable post pay adds from the previous quarter. AGENT will submit advertising in advance for approval. CARRIER will pay AGENTT 100% of the cost of the pre-approved advertising based on dollars remaining in AGENT's budget. Specific Co-Op Guidelines will be provided by CARRIER to AGENT.

This Addendum is effective January 1,2003

AGENT'S compensation under this Agreement shall be the amounts stated in the Agreement, its Exhibits and Attachments, as such amounts may be adjusted from time to time pursuant to the terms of the Agreement. In the event of a conflict between the Agreement or its Attachments and this Addendum, this Addendum shall control.

Except as modified herein, all terms and conditions of the Agreement and all Exhibits and Addenda thereto shall remain the same and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed, sealed and delivered this Addendum in two counterparts.

CINGULAR WIRELESS LLC   CYBER CYNERGY

By: ____________     By: ____________

Title: _ARSM - Indirect                                    Title: _________

Date: __Jan 29, 2003_                                      Date: __________